As filed with the Securities and Exchange Commission on November 27, 2013

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-2482685
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

_____________________________

American Realty Capital Properties, Inc. Equity Plan

(Full Title of the Plans)

_____________________________

Nicholas S. Schorsch Chairman and Chief Executive Officer American Realty Capital Properties, Inc. 405 Park Avenue New York, New York 10022 (Name and Address of Agent for Service)	Copy to: Peter M. Fass, Esq. Steven L. Lichtenfeld, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000

(212) 415-6500
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

_____________________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.01 per share	20,514,421	$12.97	$266,072,040	$34,270

(1)	This Registration Statement covers 20,514,421 shares of the common stock, par value $0.01 per share (the “Common Stock”), of American Realty Capital Properties, Inc. (the “Registrant”) available for issuance under the American Realty Capital Properties, Inc. Equity Plan (the “Plan”).

(2)	Calculated solely for purposes of this offering in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low selling prices per share of Common Stock on November 21, 2013, as reported on the Nasdaq Stock Market.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 20,514,421 shares of Common Stock under the Plan. A prior registration statement on Form S-8 was previously filed by the Registrant on September 7, 2011 (Registration No. 333-176714) (the “Initial Registration Statement”) for the existing securities under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Initial Registration Statement are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 20,514,421 shares of Common Stock, which may be awarded under the Plan as a result of an increase in the number of issued and outstanding shares of Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a)	the Registrant’s Annual Reports on Form 10-K and 10-K/A for the fiscal year ended December 31, 2012, filed with the Commission on February 28, 2013, October 7, 2013 and November 1, 2013;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 6, 2013;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the Commission on August 6, 2013;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Commission on November 7, 2013;

(e)	our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the Commission on January 3, 2013, January 9, 2013, January 15, 2013, January 18, 2013, January 22, 2013 (three filings on this date), January 25, 2013, January 28, 2013, January 29, 2013, February 1, 2013, February 7, 2013, February 12, 2013, February 14, 2013, February 15, 2013 (two filings on this date), February 21, 2013, February 26, 2013 (two filings on this date), February 28, 2013 (four filings on this date), March 1, 2013 (two filings on this date), March 6, 2013, March 7, 2013, March 8, 2013, March 15, 2013, March 18, 2013 (two filings on this date), March 20, 2013, March 21, 2013, March 22, 2013, March 26, 2013, March 27, 2013 (two filings on this date), April 2, 2013, April 5, 2013, April 8, 2013, April 11, 2013, April 16, 2013, April 17, 2013, April 22, 2013, April 24, 2013, April 25, 2013, April 26, 2013, May 2, 2013, May 6, 2013, May 8, 2013, May 15, 2013, May 28, 2013 (three filings on this date), May 30, 2013, May 31, 2013 (two filings on this date), June 4, 2013, June 5, 2013, June 7, 2013, June 10, 2013 (two filings on this date), June 12, 2013, June 14, 2013 (two filings on this date), June 17, 2013, June 28, 2013, July 2, 2013, July 3, 2013, July 5, 2013, July 8, 2013, July 9, 2013, July 16, 2013, July 18, 2013, July 23, 2013 (five filings on this date), July 24, 2013, July 29, 2013, August 2, 2013, August 5, 2013, August 6, 2013 (two filings on this date), August 9, 2013, August 20, 2013, August 21, 2013, September 3, 2013, September 5, 2013, September 9, 2013, September 10, 2013, September 16, 2013, September 19, 2013, September 25, 2013, September 27, 2013, October 7, 2013 (two filings on this date), October 10, 2013, October 15, 2013, October 16, 2013, October 22, 2013, October 25, 2013, October 29, 2013, October 30, 2013, November 1, 2013 (three filings on this date), November 5, 2013, November 7, 2013 (two filings on this date), November 8, 2013, November 13, 2013, November 15, 2013, November 18, 2013 (five filings on this date), November 19, 2013 (two filings on this date) and November 26, 2013 (two filings on this date); and

(f)	the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 1, 2011 to register the Registrant’s Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any subsequent amendment or report filed with the Commission for the purpose of updating this description of the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Conformed Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 333-190056 on Form S-4 filed by the Registrant with the Commission on July 22, 2013)
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement No. 333-172205 on Form S-11/A filed by the Registrant with the Commission on June 13, 2011)
4.3	Second Amended and Restated Agreement of Limited Partnership of ARC Properties Operating Partnership, L.P., dated February 28, 2013 (filed as Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2012, filed on February 28, 2013, and incorporated herein by reference).
4.4	Indenture, dated as of July 29, 2013, between the Registrant and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 6, 2013, and incorporated herein by reference).
4.5	First Supplemental Indenture, dated as of July 29, 2013, between the Registrant and U.S. Bank National Association, as trustee (filed as Exhibit 4.2 to the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 6, 2013, and incorporated herein by reference).
5.1	Opinion of Venable LLP (filed herewith)
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)
23.2	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)
23.3	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)

23.4	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)
23.5	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)
23.6	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)
23.7	Consent of Venable LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of November, 2013.

American realty capital properties, inc.

By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Nicholas S. Schorsch and Brian S. Block, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of the Registrant and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Nicholas S. Schorsch	Chairman and Chief Executive Officer (Principal Executive Officer)	November 27, 2013
Nicholas S. Schorsch

/s/ Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	November 27, 2013
Edward M. Weil, Jr.

/s/ Peter M. Budko	Executive Vice President and Chief Investment Officer	November 27, 2013
Peter M. Budko

/s/ Brian S. Block	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 27, 2013
Brian S. Block

/s/ Lisa Beeson	Chief Operating Officer	November 27, 2013
Lisa Beeson

/s/ Lisa Pavelka McAlister	Chief Accounting Officer	November 27, 2013
Lisa Pavelka McAlister

/s/ William M. Kahane	Director	November 27, 2013
William M. Kahane

/s/ Leslie D. Michelson	Lead Independent Director	November 27, 2013
Leslie D. Michelson

/s/ Edward G. Rendell	Independent Director	November 27, 2013
Edward G. Rendell

/s/ Scott J. Bowman	Independent Director	November 27, 2013
Scott J. Bowman

EXHIBIT INDEX

Exhibit No.	Description
4.1	Conformed Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 333-190056 on Form S-4 filed by the Registrant with the Commission on July 22, 2013)
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement No. 333-172205 on Form S-11/A filed by the Registrant with the Commission on June 13, 2011)
4.3	Second Amended and Restated Agreement of Limited Partnership of ARC Properties Operating Partnership, L.P., dated February 28, 2013 (filed as Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2012, filed on February 28, 2013, and incorporated herein by reference).
4.4	Indenture, dated as of July 29, 2013, between the Registrant and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 6, 2013, and incorporated herein by reference).
4.5	First Supplemental Indenture, dated as of July 29, 2013, between the Registrant and U.S. Bank National Association, as trustee (filed as Exhibit 4.2 to the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 6, 2013, and incorporated herein by reference).
5.1	Opinion of Venable LLP (filed herewith)
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)
23.2	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)
23.3	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)
23.4	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)
23.5	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)
23.6	Consent of Grant Thornton LLP, independent certified public accountants (filed herewith)
23.7	Consent of Venable LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)